Exhibit 99.1

HeartSciences Provides Business Update and Reports Third Quarter Fiscal 2023 Financial Results

Southlake, Texas, March 16, 2022 — Heart Test Laboratories, Inc. d/b/a HeartSciences (Nasdaq: HSCS; HSCSW) (“HeartSciences” or the “Company”), a medical technology company focused on saving lives by making an ECG (also known as an EKG) a more valuable screening tool through the use of Artificial Intelligence (AI), today provided a business update and reported financial results for the fiscal 2023 third quarter ended January 31, 2023.

Key Milestones during Fiscal Q3 2023 and to date:

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Engaged in multi-year collaboration with Rutgers University to develop AI-based ECG algorithms
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Further international patents granted, bringing total patent portfolio to 40 (nine U.S., 31 internationally)
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Balance sheet strengthened through the amendment and exercise of pre-IPO bridge warrants, $15 million equity facility and extension of the maturity dates on investor loans
•
Appointed microcap veteran David R. Wells to Board of Directors.

Andrew Simpson, Chief Executive Officer of HeartSciences, stated, “We continue to diligently work towards commercialization of the MyoVista®, with a key focus on our resubmission for FDA De Novo clearance. The enrollment for our pivotal validation study is progressing and device testing is underway. In addition, as previously reported, we have also enrolled additional enrichment study patients to provide extra data and we continue to carefully manage our cash as we progress towards our goal of FDA De Novo resubmission in the current calendar year, assuming positive results.”

“We believe HeartSciences’ is at the leading edge of bringing new clinical capabilities to the ECG. The problem we’re seeking to solve is well known. Millions of people with heart disease remain undiagnosed until some sort of event that could have been preventable through early detection. That’s why our MyoVista® device is designed to significantly increase the clinical value of the ECG by detecting cardiac dysfunction at an early stage. Our objective is to become a fixture in front-line healthcare settings to help physicians make better and earlier referral decisions for at risk patients.”

The Company submitted its Form 10-Q to the SEC, which can be found here or on the Company’s website. There were no meaningful revenues for the third quarter of 2023. As of January 31, 2022, cash and cash equivalents were $1.9 million. The Company continues to carefully manage its expenses and believes it has sufficient capital to support operations through resubmission for FDA De Novo clearance.

About HeartSciences

Heart Test Laboratories, Inc. d/b/a HeartSciences is a medical technology company focused on applying innovative AI-based technology to an ECG (also known as an EKG) to expand and improve an ECG’s clinical usefulness. Millions of ECGs are performed every week and the Company’s objective is to improve healthcare by making an ECG a far more valuable cardiac screening tool, particularly in frontline or point-of-care clinical settings. HeartSciences’ first product candidate for FDA clearance, the MyoVista® wavECG, or the MyoVista®, is a resting 12-lead ECG that is also designed to provide diagnostic information related to cardiac dysfunction which has traditionally only been available through the use of cardiac imaging. The MyoVista® also provides conventional ECG information in the same test. The business model, which involves the use of the MyoVista® device and consumables for each test, is expected to be “razor-razorblade” as the electrodes used with the MyoVista® are proprietary to HeartSciences, and new electrodes are required for every test performed.
For more information, please visit: https://www.heartsciences.com. Twitter: @HeartSciences

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company’s future financial and operating performance. All statements, other than statements of historical facts, included herein are “forward-looking statements” including, among other things, statements about HeartSciences’ beliefs and expectations. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences’ filings with the U.S. Securities and Exchange Commission at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For Investor and Media Inquiries, please contact:
Investor Relations:
CORE IR
Email: IR@heartsciences.com

Company:
Gene Gephart
Phone: +1-737-414-9213 (US)
Email: investorrelations@heartsciences.com